UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 29, 2015

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2015, Marathon Patent Group, Inc. (the “Issuer”) and certain of its subsidiaries (each a “Subsidiary” and collectively with the Issuer, the “Company”) entered into a series of Agreements including a Securities Purchase Agreement (the “Purchase Agreement”) and a Subscription Agreement with DBD Credit Funding, LLC (“DBD”), an affiliate of Fortress Credit Corp., under which the Issuer sold to the purchasers: (i) $15,000,000 original principal amount of Senior Secured Notes (the “Notes”), (ii) a right to receive a portion of certain proceeds from monetization net revenues received by the Company (after receipt by the Company of $15,000,000 of monetization net revenues and repayment of the Notes),  (the “Revenue Stream”), (iii) a five-year warrant (the “Warrant”) to purchase 100,000 shares of the Issuer’s common stock exercisable at $7.44 per share, subject to adjustment (the “Warrant Shares”); and (iv) 134,409 shares of the Issuer’s Common Stock (the “Shares”).  Under the Purchase Agreement, the Company has the right to require the purchasers to purchase an additional $5,000,000 of Notes (which will increase proportionately the Revenue Stream), subject to the achievement of certain milestones, and further contemplates that Fortress Credit Corp. may, but is not obligated to, fund up to an additional $30,000,000, on equivalent economic terms.   The Company may use the proceeds to finance the monetization of its existing assets, provide further expansion capital for new acquisitions, to repay existing debt (including without limitation, the Company's 11% convertible notes issued October 9, 2013 (the “October Notes”) and for general working capital and corporate purposes.

Pursuant to the Purchase Agreement entered into on January 29, 2015, the Company issued a Note in the original principal amount of $15,000,000 (the “Initial Note”). The Initial Note matures on July 29, 2018 (the “Maturity Date”). If any additional Notes are issued pursuant to the Purchase Agreement, the maturity date of such additional Notes shall be 42 months after issuance. The unpaid principal amount of the Initial Note (including any PIK Interest, as defined below) shall bear cash interest at a rate equal to LIBOR plus 9.75% per annum; provided that upon and during the continuance of an Event of Default (as defined in the Purchase Agreement), the interest rate shall increase by an additional 2% per annum.  Interest on the Initial Note shall be paid on the last business day of each calendar month (the “Interest Payment Date”), commencing January 31, 2015.  Interest shall be paid in cash except that 2.75% per annum of the interest due on each Interest Payment Date shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest, effective as of the applicable Interest Payment Date (“PIK Interest”).  PIK Interest shall be treated as added principal of the Initial Note for all purposes, including interest accrual and the calculation of any prepayment premium.

The Purchase Agreement contains certain customary events of default, and also contains certain covenants including a requirement that the Company maintain minimum liquidity of $1,000,000 in unrestricted cash and cash equivalents and that the Company shall have Monetization Revenues (as defined in the Purchase Agreement) for each of the four fiscal quarters commencing December 31, 2014 of at least $15,000,000.

The terms of the Warrant provide that until January 29, 2020, the Warrant may be exercised for cash or on a cashless basis. Exercisability of the Warrant is limited if, upon exercise, the holder would beneficially own more than 4.99% of the Issuer’s Common Stock.

As part of the transaction, DBD entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which the parties and certain related holders agreed until the earlier of 12 months or acceleration of an Event of Default (as defined in the Purchase Agreement), that they will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, hypothecate, pledge, sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, hypothecation, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), the Lock-Up Shares (as defined in the Lock-Up Agreement), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by such Holder and his/her Related Group (as such terms are defined in the Lock-Up Agreement) on the date of the Lock-Up Agreement or thereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Lock-Up Shares.  The Holders may purchase additional shares of the Company’s Common Stock during the Lock-Up Period (as defined in the Lock-Up Agreement) to the extent that such purchase only increases the net holding of the Holders in the Company.

In connection with the transactions, TechDev Holdings, LLC, Audrey Spangenberg, Erich Spangenberg, and Granicus IP, LLC (the “Spangenberg Holders”) entered into a lock-up agreement (the “Spangenberg Lockup”) with respect to 1,626,924 shares of Common Stock, 48,078 shares of Common Stock underlying warrants, and 782,000 shares of Common Stock underlying preferred stock, pursuant to which the Spangenberg Holders agreed that until payment in full of the Note Obligations, which shall include but not be limited to all principal and interest on outstanding Notes pursuant to the Purchase Agreement, the Spangenberg Holders and certain related parties agreed that they will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, hypothecate, pledge, sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, hypothecation, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), more than 5% of the Spangenberg Lockup shares (as defined in the Spangenberg Lock-Up Agreement), beneficially owned, within the meaning of Rule 13d-3 under the Exchange Act, by such Holder and his/her Related Group (as such terms are defined in the Spangenberg Lock-Up Agreement) on the date of the Spangenberg Lock-Up Agreement or thereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of more than 5% of the Spangenberg Lock-Up Shares, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Lock-Up Shares. The Spangenberg Holders may purchase additional shares of the Company’s Common Stock during the Lock-Up Period (as defined in the Spangenberg Lock-Up Agreement) to the extent that such purchase only increases the net holding of the Holders in the Company.

Pursuant to the Purchase Agreement, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement entered in favor of the Note purchasers (the “Security Agreement”) the Company and certain subsidiaries executed and delivered in favor of the purchasers a Security Agreement and a Patent Security Agreement, including a pledge of the Company’s interests in certain of its subsidiaries. As further set forth in a Security Agreement, repayment of the Note Obligations (as defined in the Notes) is secured by a first priority lien and security interest in all of the assets of the Company, subject to permitted liens on permitted indebtedness that existed as of January 29, 2015. The security interest does not include a lien on the assets held by Orthophoenix, LLC. Certain subsidiaries of the Company (excluding Orthophoenix) also executed guarantees in favor of the purchasers (each, a “Guaranty”), guaranteeing the Note Obligations.  As required by the October Notes, the October Note holders consented to the transactions described herein.

Within thirty days, the Company is required to open a cash collateral account into which all Company revenue shall be deposited and which shall be subject to a control agreement outlining the disbursement in accordance with the terms of the Purchase Agreement of all proceeds.

Pursuant to the Purchase Agreement, the Company entered into a Patent License Agreement (the “Patent License Agreement”) with DBD pursuant to which the Company agreed to grant to the Licensee certain rights, including right to license certain patents and patent applications, which licensing rights to be available solely upon an acceleration of the Note Obligations, as provided in the Purchase Agreement.

 The foregoing is a summary description of the terms and conditions of the Purchase Agreement, Notes, Warrant, Subscription Agreement, Security Agreement, Patent Security Agreement, Lockup Agreement, Spangenberg Lockup Agreement, Patent Security Agreement, the Guarantees, License Agreement and other agreements entered in connection with the Purchase Agreement (collectively, “Transaction Documents”), does not purport to be complete and is qualified in their entirety by reference to the form of transaction documents filed as exhibits hereto.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

The shares of the Common Stock of the Company issued pursuant to the Subscription Agreement and the Warrants were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 9.01        Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Revenue Sharing and Securities Purchase Agreement by and among Marathon Patent Group, Inc. and its subsidiaries and DBD Credit Funding LLC dated January 29, 2015.
10.2	Note due July 29, 2018
10.3	Warrant to Purchase Common Stock dated January 29, 2015.
10.4	Subscription Agreement between Marathon Patent Group, Inc. and DBD Credit Funding LLC dated January 29, 2015
10.5	Security Agreement by and among Marathon Patent Group, Inc. and certain of its subsidiaries and DBD Credit Funding LLC dated January 29, 2015
10.6	Patent Security Agreement by Marathon Patent Group, Inc. and certain of its subsidiaries in favor of DBD Credit Funding LLC dated January 29, 2015
10.7	Lockup Agreement by and between DBD Credit Funding LLC and Marathon Patent Group, Inc. dated January 29, 2015
10.8	Lockup Agreement by and between TechDev Holdings, LLC, Audrey Spangenberg, Erich Spangenberg, Granicus IP, LLC and Marathon Patent Group, Inc. dated January 29, 2015.
10.9	Patent License Agreement by and among Marathon Patent Group, Inc. and certain of its subsidiaries and DBD Credit Funding LLC dated January 29, 2015
10.10	Guaranty Agreement by certain subsidiaries of Marathon Patent Group, Inc. in favor of DBD Credit Funding LLC dated January 29, 2015.
99.1	Press Release by Marathon Patent Group Inc. dated February 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2015

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer